EXHIBIT 99.1

The Quantum Group, Inc. healthcare solutions for a new generation SM	Sm

3420 fairlane farms road, suite c   ♦   wellington, florida  33414   ♦   561.798.9800 (office)   ♦   561.296.3456 (fax)

FOR IMMEDIATE RELEASE 06/14/2007:

The Quantum Group, Inc. Announces Additions to the Board of Directors

Announces AMEX Application

WELLINGTON, Fla. (June 14, 2007) - The Quantum Group, Inc. (OTCBB: QNTM) (www.QuantumMD.com) announced today that during its June 11, 2007 Board of Directors meeting, the Board unanimously approved the expansion of the Board of Directors from seven to eleven members and immediately elected Alberto Del Valle, CPA; Jose de la Torre, PhD; Lawrence Fisher, Esquire; and Gregg Steinberg, MBA to the new open positions.

Alberto G. Del Valle, CPA has a Miami-based private practice specializing in small business advisory and financial services.  Mr. Del Valle possesses a wealth of professional experience including financial and operational audits as well as consulting and taxes for a variety of industries which span healthcare, energy, construction and retailing. Mr. Del Valle has fifteen years of specialized experience in healthcare administration, including Managed Care delivery systems.  Additionally, Mr. Del Valle has assisted in the evaluation of medical billing and coding, medical facilities management, collections, HIPAA compliance, as well as human resources and employee benefits for the medical industry.  Mr. Del Valle received his Bachelor of Science degree in Accounting from Louisiana State University.

José de la Torre, D.B.A., is a renowned international scholar and valued board member of numerous organizations.  He possesses over thirty years professional experience having served as a consultant in executive development, as well as over twenty five years lending his expertise in an academic capacity to a multitude of universities within the United States and abroad. Dr. de la Torre is the author of over 50 books and scholarly articles and more than 30 case studies in the field of international business and strategy.  Since 2002, Dr. de la Torre is Dean of the Alvah H. Chapman Graduate School of Business at Florida International University (FIU) in Miami, where he is also the J.K. Batten Eminent Scholar in Strategy. FIU is a public, urban research university with over 38,000 students that offers world class programs including the fields of business, hospitality management, journalism, health sciences and has recently received state approval to develop a new college of medicine. Dr. de la Torre received his doctorate from the Harvard Business School, following degrees in aerospace engineering and business administration from the Pennsylvania State University.

Lawrence B. Fisher, Esquire is among the nation’s top IPO attorneys.  A securities specialist, Mr. Fisher possesses over 35 years experience serving as counsel on hundreds of public offerings.  Most recently, Mr. Fisher was a partner of Orrick, Herrington & Sutcliffe, LLP in New York, a diversified international law firm.  Further, Mr. Fisher has served on the Board of Directors of Financial Federal Corporation for the past fourteen years and has served on the Board of Directors of the National Bank of New York City for over twenty years where he is also a member of its Audit Committee.  Mr. Fisher received a Bachelor of Arts degree in Political Science from Columbia College and an LLB from Columbia Law School.

Gregg M. Steinberg, MBA is President of International Profit Associates and affiliated companies, which combined form the largest consulting firm in the world delivering a broad spectrum of services solely to the small and midsize business marketplace. Mr. Steinberg is charged with managing the operations for these companies and their growth objectives. Mr. Steinberg is widely quoted and published on issues relative to business in North America and is seen as an expert resource relative to small business and entrepreneurial issues. Mr. Steinberg is a graduate of the University of Arizona where he earned a Bachelor of Science in Business Administration and is a graduate of the Thunderbird School of Global Management where he earned a Masters degree in International Management, with an emphasis in Finance.

The Board further approved the following restructuring of the Board Committees.  Audit Committee:  Alberto Del Valle (Chair), Lawrence Fisher and Mark Haggerty; Compensation and Options Committee: Jose de la Torre (Chair) and Gregg Steinberg; Nomination and Governance Committee:  Gregg Steinberg (Chair), Jose de la Torre and Lawrence Fisher; Executive Committee: Noel Guillama (Chair), Donald Cohen, James Baker and Alberto Del Valle.

Noel J. Guillama, President and CEO of The Quantum Group stated, “I could not be happier to have had the opportunity to attract these top quality directors and advisors to the company. Mr. Del Valle brings extensive financial experience particularly benefiting our audit committee.  Dr. de la Torre is a world recognized scholar and expert keeping us on the cutting edge in new management techniques. Mr. Fisher is a seasoned attorney bringing a wealth of securities knowledge and Mr. Steinberg is an expert in financial systems and business management who has consulted with Quantum since our inception.”

The Company has with Board approval, formally applied to list its stock on the American Stock Exchange (AMEX).  The Company has received comments from AMEX and is in the process of responding.  Though there is no assurance that the Company will achieve listing its stock on the AMEX, the Company's management is working diligently through the initial listing application process to be able to comply with AMEX listing requirements.

The Quantum Group, based in Wellington, Florida, is one of Florida’s largest community based healthcare provider systems. In conjunction with its subsidiary companies, including Renaissance Health System of Florida, Inc. (RHS) (www.RHSFL.com), Quantum provides administrative and support services to the Florida managed care industry as well as to the physicians of Florida. Through our growing number of nearly 1,600 contracted physicians and multiple managed care relationships in the state of Florida, we are strategically positioned to bring increased efficiencies to the over $1OO billion Florida healthcare industry.  According to an article published in the August 22, 2006 edition of the New York Times (By Gina Kolata), “By 2030, predicts Robert W. Fogel, a Nobel laureate at the University of Chicago Graduate School of Business, about 25 percent of the G.D.P. will be spent on health care, making it “the driving force in the economy,” just as railroads drove the economy at the start of the 20th century.”

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its new business model, to raise substantial and immediate additional capital to implement its continuing business model, the ability to attract and retain personnel – including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, ability to manage the care of its patients with reasonable medical loss ration, ability to negotiate beneficial managed care agreements with a diversified and expanding provider base, continue to supply the services needed by the HMO clients as well as the growing list of physician clients and the inherent risk associated with a diversified business to achieve positive cash flow. In this press release the Company has announced that it has applied for initial listing of its securities on the American Stock Exchange (AMEX).  Though the Company's management is working diligently through the AMEX initial listing application process, there is no assurance that the Company will be able to comply with AMEX listing requirements which, in turn, could prevent the Company from listing its securities on AMEX as anticipated.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

Media Contact:

Danielle Amodio

Vice President, Corporate Communications

The Quantum Group, Inc.

561.798.9800